EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in following Registration Statements: 1991 Stock Option Plan (File #33-48505), 1996 Stock Option Plan (File #333-24857), Robert Whitty Stock Option Plan (File #333-18109), 1998 Stock Option Plan (File #333-81259), 2000 Employee Stock Option Plan (File #333-62026) and the 2000-B Employee Stock Option Plan (File #333-62028) on Forms S-8 of our reports, dated February 7, 2003 (except with respect to the matters discussed in (3) of Note D as to which the date is April 10, 2003) which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”), relating to the consolidated financial statements and financial statement schedule of EDAC Technologies Corporation and subsidiaries for the year ended December 28, 2002 appearing in this Annual Report on Form 10-K of EDAC Technologies Corporation and subsidiaries for the year ended January 1, 2005.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
March 17, 2005